EXHIBIT  3.1

                           CERTIFICATE  OF  AMENDMENT
                                       TO
                         CERTIFICATE  OF  INCORPORATION
                                       OF

ISLAND  INVESTMENTS,  INC.
       (Pursuant  to  Section  242  of  the  Delaware  General  Corporation Law)

       It  is  hereby  certified  that:

       1. The name of the corporation (hereinafter called the "Corporation") is Island Investments, Inc.

       2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

       "FIRST:  The  name  of  the  Corporation is ISLAND RESIDENCES CLUB, INC."

       3. The foregoing Amendment to the Certificate of Incorporation was duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Certificate of Amendment for the Corporation the 17th day of March, 2005.



                                        /s/  Graham  J.  Bristow
                                        -------------------------------------
                                        Graham  J.  Bristow,  President